Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen North Carolina Dividend Advantage Municipal Fund 3
333-92288
811-21158


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment
Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to January 13, 2009.

Voting results are as follows:

<c> Common and MuniPreferred
 shares voting
together as a
class
 <c> MuniPreferred shares voting
together as a
class
To approve the elimination of the Fund s fundamental policy relating to investments in municipal securities and below
investment grade securities.


   For
            1,879,465
                      915
   Against
               172,758
                      106
   Abstain
                 55,307
                        63
   Broker Non-Votes
               617,776
                         -
      Total
            2,725,306
                   1,084



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
            1,884,441
                      951
   Against
               164,809
                      106
   Abstain
                 58,280
                        27
   Broker Non-Votes
               617,776
                         -
      Total
            2,725,306
                   1,084



Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012619.